EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements:

Registration Statement Number 333-26057 on Form S-8

Registration Statement Number 333-67063 on Form S-8

Registration Statement Number 333-41218 on Form S-8

Registration Statement Number 333-68048 on Form S-8

Registration Statement Number 333-101617 on Form S-8

Registration Statement Number 333-80193 on Form S-3

Registration Statement Number 333-84907 on Form S-3

Registration Statement Number 333-76824 on Form S-3

Registration Statement Number 333-104380 on Form S-3

Registration Statement Number 333-110604 on Form S-3

Registration Statement Number 333-122309 on Form S-3

Registration Statement Number 333-133190 on Form S-3

Registration Statement Number 333-132715 on Form S-3

Registration Statement Number 333-151542 on Form S-3

Registration Statement Number 333-161100 on Form S-3

Registration Statement Number 333-167754 on Form S-3

of our report dated March 9, 2012, with respect to the consolidated financial statements of EntreMed, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/Reznick Group, P.C.

Vienna, VA
March 9, 2012